SCHEDULE 14A INFORMATION

    Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act
                            of 1934 (Amendment No. )

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[    ]  Preliminary Proxy Statement
[    ]  Confidential, for use by the Commission only (as permitted by Rule
        14a-6(e)(2))
[  X ]  Definitive  Proxy  Statement
[    ]  Definitive  Additional aterials
[    ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12



                           TRI-CONTINENTAL CORPORATION
 ................................................................................
                (Name of Registrant as Specified in its Charter)

 ................................................................................
       (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]  No fee required.
[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1)     Title of each class of securities to which transaction applies:
                ...............................................................
         2)     Aggregate number of securities to which transaction applies:
                ...............................................................
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                ...............................................................
         4)     Proposed maximum aggregate value of transaction:
                ...............................................................
         5)     Total fee paid:
                ...............................................................

[   ]    Fee paid previously with preliminary materials.

[   ]    Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)     Amount previously paid:
                ...............................................................
         2)     Form, Schedule or Registration Statement No.:
                ...............................................................
         3)     Filing Party:
                ...............................................................
         4)     Date Filed:
                ...............................................................

                           Tri-Continental Corporation
                    100 Park Avenue, New York, New York 10017

                     New York City Telephone (212) 850-1864
         Toll-Free Telephone (800) 221-2450--continental United States, including New York State

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 15, 1997

To the Stockholders:

    The 67th Annual Meeting of Stockholders (the "Meeting") of Tri-Continental Corporation, a Maryland corporation (the "Corporation"), will be held at the World Trade Center, Commonwealth Pier, 164 Northern Avenue, Boston, Massachusetts 02210 on May 15, 1997 at 10:00 A.M., for the following purposes:

        (1)To elect six Directors;

        (2)To act on a proposal to ratify the selection of Deloitte & Touche LLP as auditors of the Corporation for 1997;

        (3)To consider an amendment to the Charter of the Corporation to increase the number of authorized shares of Common Stock; and

        (4)To transact such other business as may properly come before the Meeting or any adjournment thereof, including acting upon the five stockholder proposals presented under the heading "Other Matters" in the Proxy Statement accompanying this Notice, if those proposals are brought before the Meeting;

all as set forth in the Proxy Statement accompanying this Notice.

    The minute book of the Corporation will be available at the Meeting for inspection by Stockholders.

    The close of business on March 20, 1997 has been fixed as the record date for the determination of Stockholders entitled to notice of, and to vote at, the Meeting or any adjournment thereof.

                                        By order of the Board of Directors,



                                                       /s/ Frank J Nasta
                                                       ----------------
                                                           Frank J Nasta

                                                              Secretary
Dated:  New York, New York, April 14, 1997

--------------------------------------------------------------------------------
                             YOUR VOTE IS IMPORTANT
                        NO MATTER HOW MANY SHARES YOU OWN
  PLEASE INDICATE YOUR VOTING INSTRUCTIONS ON THE ENCLOSED PROXY CARD, DATE AND
     SIGN IT, AND RETURN IT IN THE ENVELOPE PROVIDED, WHICH IS ADDRESSED FOR YOUR CONVENIENCE AND NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES.
       IN ORDER TO AVOID THE ADDITIONAL EXPENSE OF FURTHER SOLICITATION,
        WE ASK YOUR COOPERATION IN MAILING YOUR PROXY PROMPTLY. A PROXY
               WILL NOT BE REQUIRED FOR ADMISSION TO THE MEETING.

                                                                  April 14, 1997

                           TRI-CONTINENTAL CORPORATION
                    100 PARK AVENUE, NEW YORK, NEW YORK 10017

                                 PROXY STATEMENT

                                     FOR THE
            ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 15, 1997

    This Proxy Statement is furnished to you in connection with the solicitation of Proxies by the Board of Directors of Tri-Continental Corporation ("Tri-Continental" or the "Corporation") to be used at the 67th Annual Meeting of Stockholders (the "Meeting") to be held in Boston, Massachusetts on May 15, 1997.

    If the accompanying form of Proxy is executed properly and returned, shares represented by it will be voted at the Meeting. If you give instructions, your shares will be voted in accordance with your instructions. If you give no instructions and return your signed Proxy, your shares will be voted (i) for the election of six Directors, (ii) for the ratification of selection of auditors,
(iii) for the approval of an amendment to the Charter of the Corporation to increase the number of authorized shares of Common Stock, (iv) against all stockholder proposals and, at the discretion of the Proxy holders, on any other matter that may properly have come before the Meeting or any adjournment. You may revoke your Proxy or change it by written notice to the Corporation (Attention: the Secretary) or by notice at the Meeting at any time prior to the time it is voted.

    The close of business on March 20, 1997 has been fixed as the record date for the determination of Stockholders entitled to notice of, and to vote at, the Meeting or any adjournment thereof. On that date, the Corporation had outstanding 752,740 shares of $2.50 cumulative preferred stock (the "Preferred Stock"), each share being entitled to two votes, and 96,955,153 shares of common stock, par value $0.50 (the "Common Stock"), each share being entitled to one vote. For all matters to be voted upon, an abstention or broker non-vote will not be considered a vote cast.

    In the event that a quorum is not represented at the Meeting or even if a quorum is so represented, in the event that sufficient votes in favor of any management proposal are not received by May 15, 1997, the persons named as proxies may propose and vote for one or more adjournments of the Meeting with respect to such proposal with no notice other than an announcement at the Meeting, and further solicitation with respect to such proposal may be made. Shares represented by proxies indicating a vote against such proposal will be voted against adjournment.

    The Corporation's investment advisor is J. & W. Seligman & Co. Incorporated (the "Manager"). Subadvisory services are provided by Seligman Henderson Co., and the Corporation's shareholder service agent is Seligman Data Corp. The address of each of these entities is 100 Park Avenue, New York, NY 10017. The Corporation will furnish, without charge, a copy of its most recent annual report to any shareholder upon request to Seligman Data Corp. at 1-800-221-2450.

    It is expected that the Notice of Annual Meeting, Proxy Statement and form of Proxy will first be mailed to Stockholders on or about April 14, 1997.

                            A. ELECTION OF DIRECTORS
                            ------------------------
                                  (Proposal 1)
    There are twelve Directors presently in office. The Board is currently divided into three classes, and the members of each class hold office for a term of three years unless elected in the interim. The term of one class expires in each year.

    At the Meeting this year, six Directors are to be elected. General John R. Galvin and Messrs. William C. Morris, James Q. Riordan and Robert L. Shafer, each of whose term will expire at the 1997 Annual Meeting, have each been recommended by the Director Nominating Committee of the Board of Directors of the Corporation for election to the class whose term will expire in 2000. Messrs. Richard R. Schmaltz and Brian T. Zino have each been recommended by the Director Nominating Committee for election to the class whose term will expire in 1998.

    The Board of Directors previously had thirteen members. On March 20, 1997, Mr. Fred E. Brown retired and the Board of Directors authorized a reduction in the number of members of the Board to twelve. Additionally, Mr. Ronald T. Schroeder has elected to retire at the 1997 Annual Meeting. In order to maintain three equal classes of Directors, Messrs. Schmaltz and Zino are standing for election for one year terms. Mr. Zino has elected to resign immediately preceding the Annual Meeting from the class whose term will expire in 1999 and stand for election to the class whose term will expire in 1998.

    It is the intention of the persons named in the accompanying form of Proxy to nominate and to vote for the election of General Galvin and Messrs. Morris, Riordan, Schmaltz, Shafer and Zino. General Galvin has been a Director of the Corporation since 1995 and was elected by the Stockholders at the 1995 Annual Meeting. Mr. Morris has been a Director and Chairman of the Corporation since 1988. Messrs. Riordan and Shafer have been Directors of the Corporation since 1989 and 1991, respectively. Messrs. Morris, Riordan and Shafer were each last elected by Stockholders at the 1994 Annual Meeting. Mr. Zino has been a Director since 1993 and was last elected by Stockholders at the 1996 Annual Meeting.

    Each nominee has agreed to serve if elected. There is no reason to believe that any of the nominees will become unavailable for election as a Director of the Corporation, but if that should occur before the Meeting, Proxies will be voted for the persons the Board of Directors recommends.

    Background information regarding General Galvin and Messrs. Morris, Riordan, Schmaltz, Shafer and Zino, as well as the other Directors of the Corporation, follows.


                                            PRINCIPAL OCCUPATION AND OTHER INFORMATION
                                                                                                             SECURITIES
                                                       THE NOMINEES DESIGNATED BY ASTERISK (*) ARE          BENEFICIALLY
                                EXPIRATION OF       "INTERESTED PERSONS" OF THE CORPORATION (AS THAT     OWNED, DIRECTLY OR
  NAME, PERIOD SERVED AS       TERM IF ELECTED      TERM IS DEFINED IN THE INVESTMENT COMPANY ACT OF      INDIRECTLY, AS OF
    DIRECTOR AND (AGE)          AS A DIRECTOR    1940, AS AMENDED) BECAUSE OF THEIR STATED ASSOCIATIONS.   MARCH 24, 1997
  -----------------------       -------------    -------------------------------------------------------  -----------------

   John R. Galvin                   2000           DEAN, FLETCHER SCHOOL OF LAW AND DIPLOMACY AT TUFTS       562 Common
    1995 to Date                                   UNIVERSITY, MEDFORD, MA. General Galvin is Director         Shares
       (67)                                        or  Trustee  of  each  of  the  Seligman  Group  of
                                                   investment  companies.+  He is also Chairman of the
                                                   American  Council on  Germany;  a  Governor  of the
     ---------                                     Center for Creative  Leadership;  and a Director of
                                                   USLIFE  Corporation,  Raytheon  Co.,  the  National
      [PHOTO]                                      Defense  University  and the  Institute for Defense
                                                   Analysis. He was formerly:  Ambassador,  U.S. State
     ---------                                     Department    for     negotiations    in    Bosnia,
                                                   Distinguished   Policy   Analyst   at  Ohio   State
                                                   University,  and Olin  Distinguished  Professor  of
                                                   National  Security  Studies  at the  United  States
                                                   Military  Academy.  From  June  1987 to June  1992,
                                                   General  Galvin was the Supreme  Allied  Commander,
                                                   Europe and the  Commander-in-Chief,  United  States
                                                   European Command.



   William C. Morris*               2000           CHAIRMAN, J. & W. SELIGMAN & CO. INCORPORATED,  NEW       63,680 Common
     1988 to Date                                  YORK,   NY.  Mr.   Morris  is  Chairman  and  Chief           Shares
       (58)                                        Executive  Officer of each of the Seligman Group of
                                                   investment   companies;+   Chairman   of   Seligman
     ---------                                     Financial  Services,  Inc., and Seligman  Services,
                                                   Inc.;  and a Director of Seligman  Data Corp. He is
      [PHOTO]                                      also Chairman of Carbo  Ceramics  Inc., a Member of
                                                   the Board of  Governors of the  Investment  Company
     ---------                                     Institute,    and   a   Director   of    Kerr-McGee
                                                   Corporation.




                                            PRINCIPAL OCCUPATION AND OTHER INFORMATION
                                                                                                             SECURITIES
                                                       THE NOMINEES DESIGNATED BY ASTERISK (*) ARE          BENEFICIALLY
                                EXPIRATION OF       "INTERESTED PERSONS" OF THE CORPORATION (AS THAT     OWNED, DIRECTLY OR
  NAME, PERIOD SERVED AS       TERM IF ELECTED      TERM IS DEFINED IN THE INVESTMENT COMPANY ACT OF      INDIRECTLY, AS OF
    DIRECTOR AND (AGE)          AS A DIRECTOR    1940, AS AMENDED) BECAUSE OF THEIR STATED ASSOCIATIONS.   MARCH 24, 1997
  -----------------------       -------------    -------------------------------------------------------  -----------------

   James Q. Riordan                 2000           DIRECTOR,  VARIOUS  CORPORATIONS,  STUART,  FL. Mr.       131,123 Common
     1989 to Date                                  Riordan  is a  Director  or  Trustee of each of the           Shares
       (69)                                        Seligman Group of investment companies.+ He is also
                                                   a Director of The Houston Exploration  Company, The
     ---------                                     Brooklyn  Museum,  The Brooklyn  Union Gas Company,
                                                   The Committee for Economic Development, Dow Jones &
      [PHOTO]                                      Co., Inc., and Public Broadcasting  Service. He was
                                                   formerly  Co-Chairman  of the Policy Council of The
     ---------                                     Tax Foundation; a Director and President of Bekaert
                                                   Corporation;  and a  Director  of Tesoro  Petroleum
                                                   Companies, Inc.


   Richard R. Schmaltz*             1998           MANAGING DIRECTOR, DIRECTOR OF INVESTMENTS, J. & W.        1,000 Common
        (56)                                       SELIGMAN  & CO.  INCORPORATED,  NEW YORK,  NY.  Mr.           Shares
                                                   Schmaltz is a Director of Seligman  Henderson  Co.,
     ---------                                     Home State  Insurance  Company,  and  Quaker  State
                                                   Insurance Company;  and a Trustee Emeritus of Colby
      [PHOTO]                                      College.  He was formerly a Director of  Investment
                                                   Research  at  Neuberger & Berman from 1993 to 1996,
     ---------                                     and  Executive  Vice  President of McGlinn  Capital
                                                   from 1987 to 1993.




                                            PRINCIPAL OCCUPATION AND OTHER INFORMATION
                                                                                                             SECURITIES
                                                       THE NOMINEES DESIGNATED BY ASTERISK (*) ARE          BENEFICIALLY
                                EXPIRATION OF       "INTERESTED PERSONS" OF THE CORPORATION (AS THAT     OWNED, DIRECTLY OR
  NAME, PERIOD SERVED AS       TERM IF ELECTED      TERM IS DEFINED IN THE INVESTMENT COMPANY ACT OF      INDIRECTLY, AS OF
    DIRECTOR AND (AGE)          AS A DIRECTOR    1940, AS AMENDED) BECAUSE OF THEIR STATED ASSOCIATIONS.   MARCH 24, 1997
  -----------------------       -------------    -------------------------------------------------------  -----------------


   Robert L. Shafer                 2000           DIRECTOR,  VARIOUS CORPORATIONS,  NEW YORK, NY. Mr.        1,243 Common
    1991 to Date                                   Shafer  is a  Director  or  Trustee  of each of the           Shares
       (64)                                        Seligman Group of investment companies.+ He is also
                                                   a Director of USLIFE Corporation. He was formerly a
     ---------                                     Vice President of Pfizer Inc.


      [PHOTO]

     ---------




   Brian T. Zino*                   1998           DIRECTOR  AND  PRESIDENT,  J. & W.  SELIGMAN  & CO.       20,693 Common
    1993 to Date                                   INCORPORATED,  NEW YORK,  NY. Mr. Zino is President           Shares
       (44)                                        of  each  of  the  Seligman   Group  of  investment
                                                   companies,+  with the exception of Seligman Quality
     ---------                                     Municipal Fund, Inc. and Seligman Select  Municipal
                                                   Fund Inc.  He is also a Director or Trustee of each
      [PHOTO]                                      of the  Seligman  Group  of  investment  companies;
                                                   Chairman and President of Seligman Data Corp.;  and
     ---------                                     a Director of Seligman  Financial  Services,  Inc.,
                                                   Seligman Services, Inc., and Seligman Henderson Co.




OTHER DIRECTORS
        The other Directors of the Corporation whose terms will not expire in 1997 are:


                                            PRINCIPAL OCCUPATION AND OTHER INFORMATION
                                                                                                             SECURITIES
                                                       THE NOMINEES DESIGNATED BY ASTERISK (*) ARE          BENEFICIALLY
                                EXPIRATION OF       "INTERESTED PERSONS" OF THE CORPORATION (AS THAT     OWNED, DIRECTLY OR
  NAME, PERIOD SERVED AS       TERM IF ELECTED      TERM IS DEFINED IN THE INVESTMENT COMPANY ACT OF      INDIRECTLY, AS OF
    DIRECTOR AND (AGE)          AS A DIRECTOR    1940, AS AMENDED) BECAUSE OF THEIR STATED ASSOCIATIONS.   MARCH 24, 1997
  -----------------------       -------------    -------------------------------------------------------  -----------------

   Alice S. Ichman                  1998           PRESIDENT, SARAH LAWRENCE COLLEGE,  BRONXVILLE, NY.        4,465 Common
    1990 to Date                                   Dr.  Ilchman  is a Direc- tor or Trustee of each of           Shares
       (61)                                        the Seligman Group of investment companies.+ She is
                                                   also Chairman of The Rockefeller Foundation;  and a
                                                   Director of NYNEX and The  Committee  for  Economic
                                                   Development.  She was  formerly  a  Trustee  of The
                                                   Markle   Foundation   and   a   Director   of   the
                                                   International Research & Exchange Board.


   Frank A. McPherson               1998           DIRECTOR, VARIOUS CORPORATIONS,  OKLAHOMA CITY, OK.         607 Common
     1995 to Date                                  Mr.  McPherson  is a Director or Trustee of each of           Shares
       (63)                                        the Seligman Group of investment  companies.+ He is
                                                   also a Director of Kimberly-Clark Corporation, Bank
                                                   of Oklahoma Holding Company,  Oklahoma City Chamber
                                                   of  Commerce,   Baptist  Medical  Center,  Oklahoma
                                                   Chapter of the Nature Conservancy, Oklahoma Medical
                                                   Research  Foundation,  and National  Boys and Girls
                                                   Clubs of  America;  Chairman of the  Oklahoma  City
                                                   Public  Schools  Foundation;  and a  Member  of The
                                                   Business  Roundtable.  He was formerly  Chairman of
                                                   the Board and Chief Executive Officer of Kerr-McGee
                                                   Corporation.




                                            PRINCIPAL OCCUPATION AND OTHER INFORMATION
                                                                                                             SECURITIES
                                                       THE NOMINEES DESIGNATED BY ASTERISK (*) ARE          BENEFICIALLY
                                EXPIRATION OF       "INTERESTED PERSONS" OF THE CORPORATION (AS THAT     OWNED, DIRECTLY OR
  NAME, PERIOD SERVED AS       TERM IF ELECTED      TERM IS DEFINED IN THE INVESTMENT COMPANY ACT OF      INDIRECTLY, AS OF
    DIRECTOR AND (AGE)          AS A DIRECTOR    1940, AS AMENDED) BECAUSE OF THEIR STATED ASSOCIATIONS.   MARCH 24, 1997
  -----------------------       -------------    -------------------------------------------------------  -----------------

   John E. Merow*                   1999           RETIRED  CHAIRMAN  AND SENIOR  PARTNER,  SULLIVAN &       13,704 Common
    1991 to Date                                   CROMWELL,  LAW FIRM,  NEW YORK,  NY. Mr. Merow is a           Shares
       (67)                                        Director or Trustee of each of the  Seligman  Group
                                                   of investment  companies.+ He is also a Director of
                                                   Commonwealth  Aluminum  Corporation,  the Municipal
                                                   Art Society of New York, and the United  States-New
                                                   Zealand  Council;  a Trustee of the  United  States
                                                   Council for International Business; a Member of the
                                                   American Law  Institute  and the Council on Foreign
                                                   Relations;  Chairman  of  the  American  Australian
                                                   Association; and a Member of the Board of Governors
                                                   of the Foreign Policy  Association and the New York
                                                   Hospital.


   Betsy S. Michel                  1999           ATTORNEY,  GLADSTONE, NJ. Mrs. Michel is a Director       33,124 Common
    1985 to Date                                   or  Trustee  of  each  of  the  Seligman  Group  of           Shares
       (54)                                        investment  compan-  ies.+ She is also a Trustee of
                                                   the Geraldine Dodge Foundation, and Chairman of the
                                                   Board of Trustees of St. George's School  (Newport,
                                                   RI).  She was  formerly a Director of The  National
                                                   Association  of  Independent  Schools  (Washington,
                                                   DC).




                                            PRINCIPAL OCCUPATION AND OTHER INFORMATION
                                                                                                             SECURITIES
                                                       THE NOMINEES DESIGNATED BY ASTERISK (*) ARE          BENEFICIALLY
                                EXPIRATION OF       "INTERESTED PERSONS" OF THE CORPORATION (AS THAT     OWNED, DIRECTLY OR
  NAME, PERIOD SERVED AS       TERM IF ELECTED      TERM IS DEFINED IN THE INVESTMENT COMPANY ACT OF      INDIRECTLY, AS OF
    DIRECTOR AND (AGE)          AS A DIRECTOR    1940, AS AMENDED) BECAUSE OF THEIR STATED ASSOCIATIONS.   MARCH 24, 1997
  -----------------------       -------------    -------------------------------------------------------  -----------------

   James C. Pitney                  1999           RETIRED PARTNER,  PITNEY, HARDIN, KIPP & SZUCH, LAW       21,559 Common
    1981 to Date                                   FIRM,  MORRISTOWN,  NJ. Mr. Pitney is a Director or           Shares
       (70)                                        Trustee of each of the Seligman Group of investment
                                                   companies.+ He is also a Director of Public Service
                                                   Enterprise Group.



   James N. Whitson                 1999           EXECUTIVE  VICE   PRESIDENT  AND  CHIEF   OPERATING        6,035 Common
    1993 to Date                                   OFFICER AND DIRECTOR,  SAMMONS  ENTERPRISES,  INC.,           Shares
       (62)                                        DALLAS, TX. Mr. Whitson is a Director or Trustee of
                                                   each   of  the   Seligman   Group   of   investment
                                                   companies.+  He is also a Director  of Red Man Pipe
                                                   and Supply Company and C-SPAN.







+ The Seligman Group of investment companies consists of the Corporation, Seligman Capital Fund, Inc., Seligman Cash Management Fund, Inc., Seligman Common Stock Fund, Inc., Seligman Communications and Information Fund, Inc., Seligman Frontier Fund, Inc., Seligman Growth Fund, Inc., Seligman Henderson Global Fund Series, Inc., Seligman High Income Fund Series, Seligman Income Fund, Inc., Seligman Municipal Fund Series, Inc., Seligman Municipal Series Trust, Seligman New Jersey Municipal Fund, Inc., Seligman Pennsylvania Municipal Fund Series, Seligman Portfolios, Inc., Seligman Quality Municipal Fund, Inc., and Seligman Select Municipal Fund, Inc.

    Unless otherwise indicated, Directors have sole voting and investment power with respect to shares shown. Mr. Morris shares voting and investment power with respect to 7,183 shares. At March 24, 1997, all Directors and Officers of the Corporation as a group owned beneficially less than 1% of the Corporation's Common Stock.

    Mrs. Michel disclaims beneficial ownership of 32,029 shares in three trusts over which she serves as co-trustee. Mr. Morris disclaims beneficial ownership of 25,242 shares in three trusts for his children and 3,141 shares registered in the name of a member of his family. Mr. Zino disclaims beneficial ownership of 737 shares registered in his wife's name.


    As of January 1, 1996, Mr. Ronald T. Schroeder sold 535 Class A common shares of the Manager to the Manager, at a price of $2,142.91 per share. During 1996, The Manager, on behalf of Mr. Whitson, failed to file on a timely basis one Form 4 with respect to one transaction.


    The Board of Directors met six times during 1996. The standing committees of the Board include the Board Operations Committee, Audit Committee and Director Nominating Committee. These Committees are comprised solely of Directors who are not "interested persons" of the Corporation as that term is defined in the Investment Company Act of 1940, as amended (the "1940 Act"). The duties of these Committees are described below.

    Board Operations Committee. This Committee has authority generally to direct the operations of the Board, including the nomination of members of other Board Committees, and the selection of legal counsel for the Corporation. The Committee met four times in 1996. This Committee comprises all Directors who are not "interested persons" of the Corporation.


    Audit Committee. This Committee recommends the independent public accountants for selection as auditors by the Board and stockholder approval annually. In addition, it reviews, with the auditors and such other persons as it determines, (a) the scope of audit, (b) accounting and financial internal controls, (c) quality and adequacy of the accounting staff and (d) reports of the auditors. The Committee comments to the Board when warranted and at least annually. It is directly available to the auditors and officers of the Corporation for consultation on audit, accounting and related financial matters. The Committee met twice in 1996. Members of this Committee are Messrs. Whitson (Chairman), Galvin and McPherson and Mrs. Michel.


    Director Nominating Committee. This Committee recommends to the Board persons to be nominated for election as Directors by you and the other
Stockholders and selects and proposes nominees for election by the Board between Annual Meetings. The Committee will consider suggestions from Stockholders submitted in writing to the Secretary of the Corporation. The Committee met twice in 1996. Members of this Committee are Messrs. Pitney (Chairman), Riordan and Shafer and Dr. Ilchman.

EXECUTIVE OFFICERS OF THE CORPORATION

    Information with respect to Executive Officers, other than Messrs. Morris and Zino, is as follows:


                                           POSITION WITH CORPORATION AND
      NAME                AGE           PRINCIPAL OCCUPATION DURING PAST FIVE YEARS
------------------------------------------------------------------------------------------

Charles C. Smith, Jr.     40        VICE   PRESIDENT   AND   PORTFOLIO   MANAGER   OF  THE
                                    CORPORATION  since  December  1994.  Mr.  Smith  is  a
                                    Managing   Director   of  J.  &  W.   Seligman  &  Co.
                                    Incorporated (formerly,  Senior Vice President, Senior
                                    Investment   Officer).   He  is  Vice   President  and
                                    Portfolio  Manager of Seligman Common Stock Fund, Inc.
                                    and Seligman Income Fund,  Inc.; and Vice President of
                                    Seligman Portfolios, Inc. and Portfolio Manager of its
                                    Seligman  Common Stock  Portfolio and Seligman  Income
                                    Portfolio.

Charles W. Kadlec         50        VICE  PRESIDENT  OF THE  CORPORATION  since 1996.  Mr.
                                    Kadlec is a Managing  Director  of J. & W.  Seligman &
                                    Co. Incorporated, a position he has held since January
                                    1992.

Lawrence P. Vogel         40        VICE PRESIDENT OF THE CORPORATION  since January 1992.
                                    Mr. Vogel is Senior Vice President, Finance of J. & W.
                                    Seligman & Co.  Incorporated.  He is Vice President of
                                    the other Seligman Group of investment  companies.  He
                                    is also  Senior  Vice  President,  Finance of Seligman
                                    Financial Services, Inc. and Seligman Data Corp.; Vice
                                    President of Seligman Services, Inc.; and Treasurer of
                                    Seligman Henderson Co.

Frank J. Nasta            32        SECRETARY  OF THE  CORPORATION  since March 1994.  Mr.
                                    Nasta is Senior Vice President, Law and Regulation and
                                    Corporate   Secretary  of  J.  &  W.  Seligman  &  Co.
                                    Incorporated.  He is Secretary  of the other  Seligman
                                    Group of investment  companies.  He is also  Corporate
                                    Secretary  of  Seligman  Financial   Services,   Inc.,
                                    Seligman Services,  Inc.,  Seligman Henderson Co., and
                                    Seligman Data Corp. He was formerly an attorney at the
                                    law firm of Seward & Kissel.

Thomas G. Rose            39        TREASURER OF THE CORPORATION  since November 1992. Mr.
                                    Rose is  Treasurer  of the  other  Seligman  Group  of
                                    investment companies. He is also Treasurer of Seligman
                                    Data  Corp.  He was  formerly  Treasurer  of  American
                                    Investors  Advisors,  Inc. and the American  Investors
                                    Family of Funds.



    All officers are elected annually by the Board and serve until their successors are elected and qualify or their earlier resignation. The address of each of the foregoing Officers is 100 Park Avenue, New York, New York 10017.

REMUNERATION OF DIRECTORS AND OFFICERS

    Directors of the Corporation who are not employees of the Manager or its affiliates each receive from the Corporation fees of $16,000 per year. In addition, such Directors are paid up to $400 for each day on which they attend Board and/or Committee meetings and are reimbursed for the expenses of attending meetings. Total Directors' fees paid by the Corporation for the year ended December 31, 1996 were as follows:

   NUMBER OF DIRECTORS     CAPACITY IN WHICH REMUNERATION     AGGREGATE DIRECT
        IN GROUP                WAS RECEIVED                    REMUNERATION
   -------------------     ------------------------------     ----------------
         9               Directors and Members of Committees       $164,400.00


    Director's attendance, retainer and/or committee fees paid to each Director during 1996 were as follows:


                            AGGREGATE           PENSION OR RETIREMENT             TOTAL COMPENSATION
                          COMPENSATION           BENEFITS ACCRUED AS             FROM CORPORATION AND
NAME                        FROM FUND         PART OF CORPORATION EXPENSES          FUND COMPLEX**
----                        ---------         ----------------------------          --------------
John R. Galvin                $18,000.00                   -0-                         $65,000.00
Alice S. Ilchman               18,400.00                   -0-                          66,000.00
Frank A. McPherson             18,000.00                   -0-                          65,000.00
John E. Merow                  18,400.00+                  -0-                          66,000.00
Betsy S. Michel                18,400.00                   -0-                          66,000.00
James C. Pitney                18,000.00+                  -0-                          65,000.00
James Q. Riordan               18,400.00                   -0-                          66,000.00
Robert L. Shafer               18,400.00                   -0-                          66,000.00
James N. Whitson               18,400.00+                  -0-                          66,000.00
                          --------------
                             $164,400.00
                          ==============


-----------
*  There are 16 other investment companies in the Seligman Group.
+ Mr. Merow elected to defer receiving his fees from the Corporation. From 1991 to December 31, 1996, Mr. Merow has deferred $120,449, including interest earned. Mr. Merow no longer defers current compensation as of January 1, 1997. Mr. Whitson has also elected to defer receiving his fees from the Corporation. From 1993 to December 31, 1996, Mr. Whitson has deferred $73,612, including interest earned. Mr. Pitney, who had deferred receiving his fees from the Corporation from 1983 up to 1993, has a balance of $250,862 in his deferred plan, including interest earned.

    No compensation is paid by the Corporation to Directors or officers of the Corporation who are employees of, or consultants to, the Manager.

    The affirmative vote of a plurality of the votes cast at the meeting is required to approve the election of the proposed Directors.

           YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE
             STOCKHOLDERS VOTE FOR THE ELECTION OF THE FOREGOING
              NOMINEES TO SERVE AS DIRECTORS OF THE CORPORATION.


                    B. RATIFICATION OF SELECTION OF AUDITORS
                    ----------------------------------------
                                  (Proposal 2)

    In accordance with the requirements of the 1940 Act, the Board of Directors is required to select independent public accountants as auditors of the Corporation for 1997, subject to ratification or rejection by Stockholders.

    The Audit Committee of the Board of Directors has recommended, and the Board of Directors, including a majority of those members who are not "interested persons" of the Corporation (as defined in the 1940 Act), has selected Deloitte & Touche LLP as auditors of the Corporation for 1997. The firm of Deloitte & Touche LLP has extensive experience in investment company accounting and auditing. It is expected that a representative of Deloitte & Touche LLP will be present at the Meeting and will have the opportunity to make a statement and respond to questions.

    The affirmative vote of a majority of the votes cast at the meeting is required to ratify the selection of auditors.

                 YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                           APPROVAL OF THIS PROPOSAL.

 C. CONSIDERATION OF INCREASE IN NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
------------------------------------------------------------------------------
                                 (Proposal 3)

    The Board of Directors believes it advisable to amend the Corporation's Charter to increase the authorized number of shares of Common Stock of the Corporation from 99,000,000 to 129,000,000. As of March 20, 1997 there were 96,955,153 shares of Common Stock outstanding and 212,506 shares reserved for issuance upon the exercise of outstanding Stock Purchase Warrants, leaving 1,832,341 shares presently available for future issue.

    Authorized but unissued shares have regularly been issued to Stockholders who take shares for the distributions of realized gain each year. From 1993 (the last time the number of authorized shares of Common Stock was increased) through 1996, the Corporation issued 22,114,974 shares in connection with its gain distributions. Also, shares required to satisfy the requirements of Automatic Dividend Investment and Cash Purchase Plans, Individual Retirement Account Trusts, Retirement Plans for Self-Employed Individuals, the Seligman Data Corp. Employees' Thrift Plan and the J. & W. Seligman & Co. Incorporated Matched Accumulation Plan (collectively the "Plans") must be issued at net asset value at any time net asset value may be lower than market price.

    The Board believes it is advisable to amend the Corporation's Charter to authorize a reasonable number of additional shares, in particular in order that the Corporation may continue to be able to satisfy the requirements of its capital gain distributions and of the Plans described above and therefore proposes that the first sentence of Article FIFTH of the Charter be revised as follows (underscoring indicates additions and brackets deletions):

    "FIFTH. The total amount of authorized capital stock of the Corporation is 130,000,000 [100,000,000] shares, having an agggregate par value of $114,500,000 [$99,500,000], of which 1,000,000 shares of the par value of $50 each, amounting in the aggregate to $50,000,000, are $2.50 Cumulative Preferred Stock (hereinafter called the preferred stock) and 129,000,000 [99,000,000] shares of the par value of $0.50 each, amounting in the aggregate to $64,500,000 [$49,500,000], are Common Stock (hereinafter called the common stock)."

    The adoption of this Proposal requires the affirmative vote of the holders of a majority of the voting power of the outstanding Preferred Stock and Common Stock of the Corporation. If the Charter is so amended, the Board will have authority to issue the authorized shares without further approval of Stockholders. The Board has no present plans for issuing additional shares except in connection with capital gains distributions and the Plans.

                  YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                          APPROVAL OF THIS PROPOSAL.

                               D. OTHER MATTERS
                               ----------------

Stockholder Proposal No. 1
     (Proposal 4)

    Mr. Paul M. Tomell, 538 Bangs Street, Aurora, Illinois, 60505 is the registered owner of 4,517 shares of the Corporation's Common Stock and has notified the Corporation that he intends to introduce the following proposal at the meeting:

    RESOLVED, that the shareholders recommend that the board of directors take the steps necessary to provide that no new shares of the corporation be issued while the price of the shares of Tri-Continental Corporation, Inc. trade on the New York Stock Exchange at a discount to the Net Asset Value of the shares of the Corporation.

    Mr. Tomell has submitted the following statement in support of his proposal:

    Issuing new shares of stock for capital gains dividends is an uncompensated transfer of wealth from shareholders that receive cash to those that reinvest by the amount of the discount. This is not a suitable activity for our corporation.

    Issuing new shares increases the supply of shares in the stock market and may tend to increase the discount to net asset value that the shares trade with.

    As shareholder interested in value enhancement of my investment, I urge you to support this resolution.

             YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
                  YOU VOTE AGAINST THIS STOCKHOLDER PROPOSAL
                       FOR THE REASONS SET FORTH BELOW.

    Your Board of Directors believes that the action recommended by the Proponent would be seriously detrimental to both current and future Stockholders of the Corporation. As described in more detail below, if this Proposal were adopted by Stockholders and the Board of Directors were to take the action recommended by the Proposal, none of the Corporation's voluntary plans that permit existing and future Stockholders to acquire shares of Common Stock of the Corporation could be administered consistent with long-standing practice at any time that the Corporation's shares are trading at a discount to their net asset value. In addition, while a discount prevails, the Corporation would be unable to make capital gains distributions in additional shares of the Corporation.

INVESTMENT PLANS
----------------

    The Corporation currently offers a number of voluntary plans that allow existing stockholders and new investors to acquire shares of the Corporation. These include the Corporation's Automatic Dividend Investment and Cash Purchase Plan, tax-deferred retirement plans (under which shares may be purchased for Individual Retirement Accounts (IRAs), Simplified Employee Pension Plans (SEPs),
Section 401(k) Plans for corporations and their employees and Pension and Profit Sharing Plans), Matched Accumulation Plan for eligible employees of the Manager and its affiliates and the Seligman Data Corp. Employees' Thrift Plan
(collectively, the "Plans"). The Board of Directors believes that the Plans benefit Stockholders by providing a convenient means of automatic investment in shares that involves substantially lower brokerage costs than the costs that the Stockholder would incur by making his or her own purchases of shares in the open market. The historical level of Stockholder participation in the Plans indicates that Stockholders agree with the Board's assessment of these benefits. Currently, 89% of the registered Stockholders are participants in one or more of the Plans.

    In recent years, the Corporation's shares have traded on the Exchange at a discount to net asset value. Although the Corporation purchases all or substantially all of the shares required to satisfy dividend and cash purchase investments under the Plans on the Exchange or elsewhere at market prices (meaning that issuances to participants in the Plans are, as a practical matter, non-dilutive), under the Maryland General Corporation Law those repurchased shares are considered to be retired and do not constitute "treasury shares". Accordingly, when the Corporation delivers shares to participants in the Plans based on market prices, it technically "issues" new shares. This Proposal would therefore effectively shut down the normal operation of each of the Plans at any time that a market price discount to net asset value prevails because the Corporation would be prohibited from issuing the shares that are required by the Plans.


CAPITAL GAINS DISTRIBUTIONS
---------------------------

    The Board's adoption of the recommendation made by the Proposal would also prevent the Corporation from paying capital gains distributions in additional shares. It has been the practice of your Board of Directors to declare such distributions in shares, with the possibility of Stockholders electing to receive the distribution in cash or 75% in shares and 25% in cash. The Board believes that offering Stockholders the opportunity to take capital gains distributions in shares affords Stockholders a convenient opportunity to keep their capital fully invested in their Corporation. The fact that 81% of all registered Stockholders currently receive all or part of their capital gain distributions in shares suggests that many Stockholders appreciate this opportunity. On the other hand, those Stockholders who wish to receive gains distributions in cash, or 75% in shares and 25% in cash, are free to do so.

    If the Corporation were precluded from issuing additional shares as contemplated by the Proponent, the Manager would be forced to substantially increase liquidations of portfolio securities to raise cash in connection with capital gains distributions whenever the Corporation's shares trade at a discount. The Corporation believes that such forced sales would not be desirable as they might result in the realization of substantial capital gains and incremental tax liabilities for its Stockholders. In addition, liquidations for noninvestment purposes would deprive the Corporation's portfolio of investments that would otherwise be kept, and to the extent significant cash payouts would be required, the Corporation could be required to forego attractive investment opportunities. Moreover, the Board believes that Stockholders benefit from the retention of assets permitted by the payout of a large percentage of capital gain distributions in additional shares because increasing the size of the Corporation results in lowering the Corporation's expenses as a proportion of average net assets to the extent that such expenses are not calculated with reference to the aggregate amount of its assets.

     The Proponent claims that "[i]ssuing new shares of stock for capital gains dividends is an uncompensated transfer of wealth from stockholders that receive cash to those who reinvest by the amount of the discount." These shares are issued at a discount to their net asset value at the time of distribution when the Corporation's shares trade at a discount from net asset value on the Exchange. Historically, however, Stockholders have recognized this as an attractive opportunity to keep their capital at work in the Corporation by acquiring shares that are currently undervalued by the market relative to their net asset value. In fact, a substantial majority of the Corporation's Stockholders take their capital gains distributions in additional shares -- 71% of the Corporation's July and December 1996 distributions was issued in the form of additional shares.

    The Proponent also asserts that the issuance of these new shares "may tend to increase the discount to net asset value that the shares trade with," although he offers no factual support for this assertion. In fact, a review by the Manager of the changing levels of discount in the market price of the Corporation's shares and the shares of other closed-end equity funds has indicated no recognizable relationship between a change in the number of outstanding shares of a fund and the amount of any discount to net asset value.

    Your Board of Directors remains concerned by the current discount and the Corporation has regularly considered the possible reasons for the discount and possible methods for reducing it. The Board is of the view that the availability of the Plans and the opportunity for Stockholders to receive gains in shares has no significant impact, if any at all, on the discount, and believes that maintaining the Corporation's Plans and the Corporation's practice of making gains distributions in shares while permitting an election to take all or part of such distribution in cash continues to be in the best interests of the Corporation and its Stockholders for the reasons discussed above.

    In summary, your Directors believe that the Plans and the issuance of shares in connection with capital gains distributions offer valuable benefits to current and future Stockholders of the Corporation. Your vote against this Proposal will help to assure the continuity of these programs and will help protect your interests and the interests of other Stockholders.

    This Proposal will not be adopted unless the votes cast in favor of such proposal exceed the votes cast against it. Abstentions and broker non-votes will not be counted as either for or against the Proposal. If not otherwise specified, Proxies will be voted AGAINST approval of the Proposal. The adoption of the Proposal would not in itself result in any action, but would simply amount to a request for action by the Board of Directors.

    Your Directors believe that your vote AGAINST this proposal will be in the best interests of the Corporation and its Shareholders.


STOCKHOLDER PROPOSAL NO. 2
     (Proposal 5)


    Mr. Thomas S. Shea, Route 1, Box 117, Secor, Illinois, 61771-9730 is the registered owner of 1,216 shares of the Corporation's Common Stock and has notified the Corporation that he intends to introduce the following proposal at the meeting:


    The Board of Directors is asked to consider a program to buy back shares of the Corporation in the open-market whenever such shares are available at a discount in excess of ten percent to net asset value.

    Mr. Shea has submitted the following statement in support of his proposal:

    The Management of the Corporation must believe in the portfolio and should consider buying more of it at a discounted price.

    To the possible objection that this might lessen the opportunity to buy shares at a substantial discount, I should respond "quite probably, yes." There would seem to be little benefit to buying at a discount without the reasonable possibility to sell later at a higher price.

             YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
                  YOU VOTE AGAINST THIS STOCKHOLDER PROPOSAL
                       FOR THE REASONS SET FORTH BELOW.

    Your Board of Directors believes that a program requiring share repurchases based on satisfaction of an arbitrary condition (i.e. that the discount in the market price of the Corporation's shares of Common Stock relative to net asset value per share exceeds 10%) is not in the best interests of the Corporation and its Stockholders. The Corporation's charter provides that the Corporation has the power to purchase its shares, and the Directors believe that decisions regarding the advisability, timing and manner of any such purchases are best left within the Board's discretion. This Proposal is an attempt to specify the conditions under which the Board of Directors would consider implementing a repurchase program and, thereby, interferes with the exercise of their fiduciary duties to the Corporation and its Stockholders.

    The Board of Directors regularly reviews information regarding the market price for the Corporation's shares of Common Stock and the relationship between such price and the net asset value per share, as well as the opinions of industry experts and various academic studies on the subject of closed-end fund discounts. The Board has also considered the possibility of implementing a share repurchase program from time to time. At its May 16, 1996 and November 21, 1996 meetings, the Board reviewed information concerning share repurchase programs and discussed such information at length, including the impact that repurchase programs have had on other closed-end funds and whether or not implementation of such a program would benefit the Corporation and its Stockholders, and determined that it would not be in the best interest of the Corporation and its Stockholders at that time. The Board is concerned about the level of the discount from net asset value at which the Corporation's shares have traded in recent times and intends to continue to monitor the relationship between share price and net asset value closely. The Board also expects to continue to evaluate from time to time the desirability of implementing various strategies for reducing the discount, including stock repurchase programs.

    Among the factors considered by the Board prior to determining that a share repurchase program was not desirable was empirical data suggesting that repurchase programs are not successful in effecting any long-term reduction in discounts. On the other hand, raising cash to finance repurchases can result in the liquidation of portfolio positions that would not otherwise be liquidated for investment reasons. Such portfolio changes may adversely affect investment returns and, to the extent capital gains are realized, result in adverse tax consequences to investors. The Directors also noted that liquidating portions of the Corporation's portfolio to raise cash results in the incurrence of transactions costs. Repurchases of shares would also result in a reduction of the Corporation's net assets, causing it to forego attractive investment opportunities and increasing its expense ratio as fixed costs would be borne by a smaller asset base. To the extent the Corporation elected to borrow money to help finance repurchases it would also bear interest expense and the risks of leverage.

    This proposal will not be adopted unless the votes cast in favor of such proposal exceed the votes cast against it. Abstentions and broker non-votes will not be counted as either for or against the proposal. If not otherwise specified, proxies will be voted AGAINST approval of the proposal. The adoption of this proposal would not in itself result in any action, but would simply amount to a request for action by the Board.

    Your Directors believe that your vote AGAINST this proposal will be in the best interests of the Corporation and its Stockholders.


Stockholder Proposal No. 3
     (Proposal 6)

    Mr. Jack N. Bonne, Horseshoe Hill Road, Pound Ridge, New York 10576 is the registered owner of 849 shares of the Corporation's Common Stock and represents an additional family interest of 8,479 shares. He has notified the Corporation that he intends to introduce the following proposal at the meeting:


    RESOLVED, that the shareholders recommend that the Board of Directors take the steps necessary to amend the Articles of Incorporation, by-laws or comply with other legal requirements to convert the fund from CLOSED-END STATUS TO AN OPEN-END MUTUAL FUND.


    Mr. Bonne has submitted the following statement in support of his proposal:


      o Shareholders should vote in favor of this proposal because a favorable vote will result in a recommendation to the Board of Directors that they consider converting the Fund to an open-end fund as a means of eliminating the Fund's large discount which was 18.0% AS OF DECEMBER 7, 1996 thereby maximizing the return on their investment.

      o In 1996, Tri-Continental shares traded at an average 18.2% discount from their net asset value. CONVERSION OF THE FUND FROM CLOSED-END TO OPEN-END WOULD ELIMINATE THIS DISCOUNT. FOR THE TEN YEAR PERIOD ENDING NOVEMBER 30, 1996, THE AVERAGE ANNUAL RETURN OF TRI-CONTINENTAL SHARES BASED ON MARKET VALUE WAS ONLY 11.5% OR 24.3% LESS THAN THE 15.2% AVERAGE ANNUAL RETURN OF THE STANDARD AND POORS 500.

      o For example, during this period a $10,000 investment in Tri-Continental shares would have grown to only $29,708 as compared to $40,905 in the Standard and Poors 500 Index less modest index fund investment expense.

      o Continued strong support along the lines we suggest was shown at the last annual meeting when 8,784,445 votes, representing 15.6% of the total shares voted, were cast for this proposal.

      o In spite of the large discount, your directors failed to take any actions to reduce or eliminate the discount. On the other hand, management of other closed-end mutual funds have taken decisive action to eliminate their discount by open-ending their funds including: Japan Fund, the Pacific European Growth Fund and The Nicholas-Applegate Growth Equity Fund.

      o To enhance shareholder value, other closed-end funds took actions last year to reduce the discount through large share repurchase programs including: General American Investors, several MFS Family Funds and four Putnam Family Funds.

      o Today, individual investors prefer to invest in open-ended mutual funds, hence Tri-Continental is at a significant competitive disadvantage in the mutual fund marketplace. Smart Money magazine in its Street Smart column stated "Closed-end funds have been left in the dust by regular mutual funds and the new country index funds" and Financial World stated: "OPEN-END FUNDS ARE FAR MORE STRAIGHT FORWARD INVESTMENTS THAT CAN BE BOUGHT OR SOLD AT NAV ANY TIME. CLOSED-END
         FUNDS....ARE  MORE DIFFICULT TO UNDERSTAND AND REALLY AREN'T SUITED FOR
         PASSIVE INVESTORS."

      o Conversion of Tri-Continental to an open-end mutual fund would permit shareholders to monitor actual investment performance of their fund versus currently being required to measure both market performance and portfolio performance which makes it difficult for shareholders to compare performance of their fund to others.

    If you agree that your Directors take steps necessary to convert Tri-Continental from a closed-end mutual fund to an open-end mutual fund, THEN PLEASE MARK YOUR PROXY FOR; PLEASE NOTE YOUR VOTE IS IMPORTANT AS PROXIES NOT MARKED WILL BE VOTED AGAINST THIS RESOLUTION.

             YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
                 YOU VOTE AGAINST THIS STOCKHOLDER PROPOSAL
                      FOR THE REASONS SET FORTH BELOW.

  Tri-Continental was organized in 1929 and has operated successfully as a closed-end investment company, providing investors with favorable returns for almost 70 years. The Stockholders of the Corporation have overwhelmingly rejected similar proposals on six prior occasions, most recently in 1995 and 1996. Your Directors continue to believe that the proposal to convert the Corporation into an open-end (mutual) fund is not in the best interests of Stockholders. The stockholders of other closed-end investment companies have considered and, in many cases, rejected, similar proposals to convert to open-end status. THE EFFECT OF SUCH A CHANGE MIGHT BE TO PROVIDE SOME STOCKHOLDERS WITH A QUICK, ONE-TIME PROFIT, BUT IT WOULD BE AT THE EXPENSE OF OTHER STOCKHOLDERS WHO HAVE INVESTED FOR THE LONGER TERM.

    A principal reason offered in support of proposals to convert closed-end funds to open-end status is the elimination of the discount from net asset value at which the stocks of most closed-end investment companies (including Tri-Continental) have traded in the market in recent years. While the discount would be eliminated by conversion, this one-time gain could seriously jeopardize the continuing viability of your Corporation. Moreover, long-term Stockholders would find that their money was invested in an entity with many characteristics different from -- and possibly less attractive than -- the one in which they had purchased shares.

    Closed-end investment companies have a fixed amount of capital. As a result, portfolio managers are not burdened by non-investment considerations such as continuous sales or redemptions of shares, and virtually all of a closed-end fund's net assets may be invested in securities. In contrast, open-end funds must seek to maintain cash reserves to provide for stockholder redemptions in amounts that cannot be anticipated and often occur at inopportune times. Purchases and redemptions of mutual fund shares can be affected by investor psychology and sentiment as well as market and economic factors and can be extremely volatile and unpredictable.

    It has been the experience of other closed-end funds that conversion to open-end status results in significant redemptions in the short term. Prudential Strategic Income Fund and Prudential Global Income Fund, Inc. experienced such large redemptions after converting to open-end status that the funds agreed to merge in 1992. Prudential Strategic Income Fund lost approximately 52% of its assets to redemptions within 18 months of conversion to open-end status and Prudential Global Income Fund, Inc. experienced redemptions equivalent to approximately 37% of its assets in the first six months after conversion to open-end status. More recently, during the first two months following the mergers into open-end funds of ACM Managed Multi-Market Trust (now Alliance
Multi-Market Strategy Trust) and the Global Privatization Fund, redemptions amounted to 25%-35% of the net assets of each of these funds.

    The possibility of redemptions could adversely affect the performance of your Corporation in several ways if it were to convert to an open-end fund:

      o Redemptions might force the sale of portfolio securities in amounts and at times that result in lower proceeds of sales and therefore could be least advantageous for non-redeeming stockholders.

      o Redemptions could force your Corporation to realize capital gains that would not otherwise be realized, with unfavorable tax consequences to many continuing stockholders.

      o Greater liquidity would have to be maintained against the possibility of continuing redemptions.

      o Liquidity concerns would constrain the portion of your Corporation's assets that could be invested in less liquid securities including private placements by smaller companies with excellent prospects but with limited marketability.

      o Your Corporation would be forced to make arrangements to sell new shares to offset redemptions.

      o Because a portion of the Corporation's operating expenses remain relatively constant as a fund's assets expand or contract, the Corporation's expense ratio (the ratio of operating expenses to average net assets) would increase as redemptions took place.

      o Your Corporation could find it necessary to adopt a "Rule 12b-1 plan", pursuant to which a fee would effectively be charged to outstanding shares, in order to discourage redemptions and encourage sales. Implementation of such a plan would materially increase the Corporation's expense ratio.

      o An increase in the Corporation's expense ratio would have a direct adverse effect on the Corporation's dividend yield and total return.

    Your Directors remain concerned about the current discount, and they have regularly investigated the possible reasons for the discount and possible approaches for reducing it, including share repurchase programs. They have also reviewed the opinions of industry experts and various academic studies on the subject of closed-end fund discounts. The Board intends to review these matters on an ongoing basis in the futures. However, it should be noted that the discounts for all closed-end funds have tended to fluctuate over a wide range. The shares of the Corporation have from time to time traded in excess of net asset value and at other times the shares have traded at a discount from net asset value that is not significant (for example, in late August 1992 the Corporation's shares traded at a discount of less than 1.0%). While there can be no assurance that there will be a substantial reduction in the current discount, there is likewise, no reason to believe that, in the future, shares will not trade at or above their net asset value as they have in the past.

    While discounts persist, however, investors are able to purchase additional shares in the market and put more than a dollar of net assets to work for them for every dollar invested. In fact, 89% of the registered holders of the Corporation's common stock are currently taking advantage of this situation either by participating in a plan that allows stockholders to invest the Corporation's dividends, year-end gain distributions, or both, in additional shares, or by purchasing additional shares through one of the plans offered by the Corporation. This opportunity to invest at a discount would be lost after open-ending because shares acquired by reinvestment would have to be purchased at net asset value.

    The stockholders have overwhelmingly voted against proposals to open-end the Corporation at five prior annual meetings. In 1996 and 1995, respectively, proposals identical to the current proposal, submitted by the same proponent, were rejected by 83% and 87%, respectively, of the votes cast. More than 95% of the votes cast at the meetings in 1966, 1967 and 1977, and more than 90% of the votes cast in 1978, were cast against proposals to convert to open-end status. The factors considered by the Stockholders of the Corporation in 1966, 1967, 1977, 1978, 1995 and 1996 remain valid today.

    Stockholders of several other closed-end investment companies also have considered and rejected similar proposals. In 1995, for example, the stockholders of General American Investors Company, United Kingdom Fund, Putnam Intermediate Government Fund and MFS Charter Income Trust voted against such proposals. Additionally, in 1996 and 1997 the stockholders of General American Investors Company also rejected this proposal.

    Unlike most closed-end equity funds, the Corporation has outstanding both preferred stock and warrants to purchase common stock. If the Corporation were to convert to open-end status, the preferred stock and warrants would have to be redeemed, resulting in an outflow of capital to pay for the redemptions. It is not even legally clear whether it would be possible to redeem the outstanding warrants or make other appropriate provisions to protect the warrantholders. The Corporation's charter does not provide for redemption of the warrants under any circumstances.

    Even assuming these issues could be resolved, the costs of the process of conversion to an open-end fund, including the legal, accounting and printing costs, would be significant. These costs would be borne by the Common Stockholders. It is also likely that the change would result in a sharp increase in the Corporation's operating costs, and operating costs per share, because continuous sales and redemptions would probably result in increased shareholder servicing costs. The Corporation has historically had an unusually low expense ratio, and this benefit to Stockholders would be jeopardized by open-ending. A number of funds that have converted to open-end status experienced significantly higher expense ratios since their conversion, even when such funds' assets increased after conversion to open-end status. For example, since open-ending in 1992 the assets of Piper Global Funds Inc. have increased five times while its expense ratio has risen from 177 basis points to more than 200 basis points on average.

    Open-ending would also cause the Corporation automatically to lose its listing on the New York Stock Exchange ("NYSE"). Your Directors believe that Corporation's NYSE listing is important. A public market for the Corporation's shares means that a Stockholder may sell his or her shares without reducing the total assets of the Corporation. Without a listing, Stockholders would instead redeem their shares, and the assets of the Corporation would be reduced.
Moreover, certain investors, such as some pension funds, have internal restrictions on the amount of their portfolio that may be invested in unlisted securities. Such Stockholders might be forced to redeem their shares if the Corporation converted to an open-end fund.

    In addition, your Directors believe that the underlying performance of the Corporation is more important than eliminating the discount. Premiums and discounts are short term indicators and are not significant to the long term investor. Meanwhile, the discount factor permits investors to acquire additional shares worth significantly more than a dollar of net assets for every dollar invested. Presumably this is a valued opportunity for Tri-Continental's Stockholders as over 71% of the capital gain distributions made in July and December 1996 was distributed as shares rather than cash at the shareholders' option.

    In summary, your Directors believe that there is an important continuing service to be provided to the investing public by Tri-Continental Corporation as a large and broadly diversified closed-end investment fund. Your vote against the proposal to convert the fund from closed-end status to open-end mutual fund status will help to assure its continuity as a closed-end fund and is in the long-term interest of all its stockholders.

    This proposal will not be adopted unless the votes cast in favor of such proposal exceed the votes cast against it. Abstentions and broker non-votes will not be counted as either for or against the proposal. If not otherwise specified, Proxies will be voted AGAINST approval of the proposal. The adoption of the proposal would not in itself result in any action, but would simply amount to a request for action by the Board.

    Your Directors believe that your vote AGAINST this proposal will be in the best interests of the Corporation and its Stockholders.

Stockholder Proposal No. 4
     (Proposal 7)

    Mr. Nathan Lipson, 3040 Foxcroft Road, Ann Arbor, Michigan 48104 is the registered owner of 29,268 shares of the Corporation's Common Stock and has notified the Corporation that he intends to introduce the following proposal at the meeting:

    RESOLVED,  that the  shareholders  recommend  that the board of  directors take the steps necessary to provide that in future board of directors elections, except for officers and employees of J. & W. Seligman & Co., Inc. and Tri-Continental Corporation (the "inside directors" or "interested persons"), no person who is a member of a board of directors of a corporation managed by J. & W. Seligman & Co., Inc. shall qualify to serve on the board of directors of Tri-Continental Corporation.

    Mr. Lipson has submitted the following statement in support of his proposal:

    The directors of Tri-Continental Corporation serve on all boards of directors of the mutual funds managed by J. & W. Seligman & Co., i.e., ON A TOTAL OF 17 SELIGMAN BOARDS! Since the other Seligman-run funds have different policies and objectives than Tri-Continental Corporation, it is inappropriate for those on the other Seligman boards to serve on our board.


    Most of the "outside" Tri-Continental directors also serve on the boards of other companies. The Blue Ribbon Commission on Director Professionalism of the National Association of Corporate Directors has urged that outside directors serve on no more than 6 corporate boards. They estimate that A DIRECTOR SHOULD TYPICALLY SPEND A MONTH PER YEAR TO EFFECTIVELY KEEP WATCH FOR WEAK EXECUTIVES AND POOR COMPANY PERFORMANCE. The issue raised in this proposal has been addressed in the media. The New York Times of November 17, 1996, ran an article titled, "WHEN DIRECTORS PLAY MUSICAL CHAIRS -- SEATS ON TOO MANY BOARDS SPELL PROBLEMS FOR INVESTORS." It is evident to me that MULTIPLE DIRECTORSHIPS SHOULD NOT BE TOLERATED AT TRI-CONTINENTAL.

    THE IDENTICAL-BOARD DEVICE, WHICH CONCENTRATES CONTROL OF ALL SELIGMAN-MANAGED FUNDS IN THE HANDS OF A SINGLE GROUP OF DIRECTORS, could have the effect of our board giving more weight to the views of the manager and other fund considerations than to the needs of Tri-Continental shareholders. Some of the outside directors do not have long association with our company. In response to management's concern about keeping qualified directors, I believe that THERE ARE MANY QUALIFIED DIRECTOR CANDIDATES OUTSIDE OF THOSE WHO RUN THE OTHER SELIGMAN FUNDS.

    I believe that the fund's performance helps explain the PERSISTENT DOUBLE-DIGIT DISCOUNT FROM NET ASSET VALUE IN THE MARKET PRICE OF OUR SHARES. This might cause an independent board to direct management to improve its performance.

    In 1996 OVER 11 MILLION SHARES, representing OVER 21% OF THE SHARES VOTED, SUPPORTED THIS REFORM. As more shareholders get the above message, this proposal could carry in 1997. As a long term shareholder with a significant part of my investments in Tri-Continental, I URGE YOUR SUPPORT FOR THIS PROPOSAL.



             YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
                  YOU VOTE AGAINST THIS STOCKHOLDER PROPOSAL
                       FOR THE REASONS SET FORTH BELOW.

    Your Board of Directors is very concerned about imposing additional qualification requirements on potential Directors. Such limits would have the effect of reducing the pool of well-qualified candidates from which you choose your Directors. If the proposal is implemented, it would immediately result in nine of the Corporation's current Directors becoming disqualified to stand in future elections unless they resigned their directorships and trusteeships in the other investment companies managed by Seligman. Losing these valuable Directors, who have collectively served Tri-Continental in excess of 60 years, would result in the loss of a depth of expertise, talent and experience. Maintaining such expertise, talent, experience and continuity is a tremendous asset and is in the best interests of the Corporation.

    Stockholders have recently considered and rejected this proposal. It was submitted to stockholders at the 1995 and 1996 annual meetings at the request of the same proponent, and 83% and 78% of the votes cast, respectively, were cast against the proposal. Your Board of Directors believes that the reasons for rejecting the proposal in 1995 and 1996 remain valid today.

    Many corporations, including Tri-Continental, have found it beneficial to have Directors who are also Directors of other companies. This is particularly true among groups of investment funds, many of which have long recognized that common boards provide numerous benefits, including cost savings and other efficiencies, to each fund in their group individually. Directors on common boards have the important benefit of a much broader knowledge of the investment company business, and the group's investment adviser, than a director on only one fund. In addition, similar issues often confront the boards of various investment companies in a complex of funds.

    The Corporation has learned that directors serving on the boards of other funds bring experience, insight and understanding to issues involving the Corporation, which is in the best interests of Stockholders. Your Directors believe that this unique experience and insight would be unavailable to the Corporation if this proposal were adopted. Moreover, the compensation of the Corporation's Directors is set having regard to the fact that they serve on the boards of other Seligman managed funds, and if they were not Directors of such other Seligman managed funds, the Corporation would find it necessary to increase Director remuneration, increasing the expenses of the Corporation.

    There is no requirement that Directors of the Corporation serve as directors of other Seligman funds, and every Director is fully accountable to the Stockholders whether or not he or she serves on the Board of another company. Each year a portion of the Board must stand before the Stockholders for election. Under the present system, Stockholders have the ability to elect the Directors of their choice. Adoption of the artificial qualifications required under this proposal would severely limit that choice.

    The investment objective and policies of the Corporation are fully understood by your Directors. Their service as Directors of other investment funds does not affect their commitment to the Corporation meeting such objective. In fact, your Directors believe that the insight gained from serving as Directors for investment funds with differing investment objectives helps provide a perspective that would otherwise be unavailable.

    In his supporting statement, the Proponent inappropriately suggests that the report (the "Report") of the Blue Ribbon Commission on Director Professionalism of the National Association of Corporate Directors (the "NACD") supports the Proponent's proposal when it does not. First, the NACD has not "urged that outside directors serve on no more than 6 corporate boards," as the Proponent claims. Rather, the Report recommends that corporations consider establishing guidelines to avoid potential "director over-commitment." Although the Report mentions that "[b]oards should prefer individuals who hold no more than five or six public-company directorships," it cautions against a "one-size-fits-all" approach and clearly states that "[t]hese guidelines, like all of this Report's recommendations, should be adapted by individual boards to individual corporate circumstances." Moreover, the Report does not even imply that the unique requirements of service on investment company boards were addressed or considered by the NACD. In addition, the Proponent's claim that the NACD "estimate[s] that a director should typically spend a month per year" in executing their duties is misleading because the Report makes no such estimate; rather, the Report mentions in a footnote that directors spend various amounts of time "preparing for and attending board and committee meetings, to as much as 190 hours per year."

    This proposal will not be adopted unless the votes cast in favor of such proposal exceed the votes cast against it. Abstentions and broker non-votes will not be counted as either for or against the proposal. If not otherwise specified, Proxies will be voted AGAINST approval of the proposal. The adoption of the proposal would not in itself result in any action, but would simply amount to a request for action by the Board.

    Your Directors believe that your vote AGAINST this proposal will be in the best interests of the Corporation and its Stockholders.


Stockholder Proposal No. 5
     (Proposal 8)

    Mrs. Eleanor Lipson, 3040 Foxcroft Road, Ann Arbor, Michigan, 48104 is the registered owner of 23,052 shares of the Corporation's Common Stock and has notified the Corporation that she intends to introduce the following proposal at the meeting:


    RESOLVED, that the shareholders recommend that the board of directors consider directing management to convert Tri-Continental Corporation into an index fund. The steps to be considered would include eliminating the present portfolio holdings and using the proceeds to purchase the S&P 500 composite price index.


    Mrs. Lipson has submitted the following statement in support of her proposal:


    Our fund does not match the performance of many open-end mutual funds. I believe that this helps EXPLAIN THE PERSISTENT DISCOUNT FROM NET ASSET VALUE IN THE MARKET PRICE OF OUR SHARES, and the POOR RATING OF TRI-CONTINENTAL BY MUTUAL FUND RATING ANALYSTS. For example, "Mutual Fund Forecaster," a leading analytical service, ranked Tri-Continental's performance as 614 of 1,088 funds rated for the five years 1991-1995. Better performance in an occasional quarter cannot overcome this long-term record of management.

    In contrast, the Vanguard Index 500 fund, which tracks the S&P 500, has for years outperformed Tri-Continental at the annual expense ratio of 0.20% of assets, while J. & W. Seligman & Co., which manages our fund, charges 0.67%. (Of this percentage, 0.45% is the Manager's fee.) Thus, in 1995 Seligman collected over $5.4 million in fees from our fund. It appears that using the minimal management required to run an index fund could justify saving Tri-Continental millions in management fees which could be used to increase dividends for shareholders.

    CHANGING TRI-CONTINENTAL INTO AN INDEX FUND could result in A HIGHER MARKET PRICE FOR OUR SHARES. In the 10-year period, 1986-1995, with dividends reinvested, the S&P 500 had an annualized return of 13.92%, while that of

Tri-Continental was 10.31%. Thus, $10,000 invested in the S&P 500 for the 10 years would have been worth $36,617, while the Tri-Continental investment would have been worth $26,680. (The performance of the relevant index does not reflect the deduction of any costs or expenses, and the deduction of such costs and expenses would have lowered the stated performance of the index.) If investors knew that they could receive a total return equal to the S&P 500, rather than looking to past Seligman management, they might be induced to buy our shares at net asset value rather than at a discount.

    I believe that changing Tri-Continental into an index fund could eliminate criticism of the performance of management. As a long term shareholder with a significant part of my investments in Tri-Continental, I URGE YOUR SUPPORT FOR THIS PROPOSAL.


               YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
                   YOU VOTE AGAINST THIS STOCKHOLDER PROPOSAL
                        FOR THE REASONS SET FORTH BELOW.

    Tri-Continental's investment objective, as stated in its prospectus, is "to produce future growth of both capital and income while providing reasonable current income." The Corporation has never sought merely to mimic the performance of the S&P 500 or any other index, and your Board of Directors is strongly of the view that confining the Corporation to a passive "indexing"
strategy would seriously compromise its investment flexibility and would be contrary to the best interests of the Corporation and its Stockholders. Over its 68 year history, the Corporation has taken advantage of the flexibility of its investment policies to pursue its objective in many different market environments. Your Board believes that the flexibility to respond to opportunities and pitfalls in the ever-changing financial markets has been key to Tri-Continental's long-term investment success.

    Although the Corporation has underperformed the S&P 500 (which bears no fees and expenses, unlike an investment company such as the Corporation) in some recent periods, the Corporation's performance has been favorable when compared to that of other closed-end funds with comparable investment objectives during this period. As a result, the Corporation has received favorable ratings from numerous fund analysts. For example, Morningstar, the fund research firm, gave Tri-Continental four stars (out of five) in 1996 and an excellent rating for low risk, and Mutual Fund Forecaster in 1997 gave the Corporation an "A" rating among its peers.

    Tri-Continental offers long-term management of a broadly diversified portfolio of U.S. and foreign securities. At present, the Manager has chosen to focus on identifying and investing in companies it believes have the strongest relative earnings growth and attractive valuations in each industry. Other market conditions may call for different strategies. A passively managed index fund has no discretion to change its investment orientation in anticipation of or reaction to market changes. Instead, such a fund is required to conform its portfolio to the relevant index without regard to the investment merits of the components of the index or the desirability of a change in investment strategy (e.g., an index fund does not have the ability to adopt a defensive posture when conditions may warrant it).

    With its long-term approach to investing and pursuit of its investment objective, the Corporation serves an important need for a significant segment of the investing public. Some of the Tri-Continental's Stockholders, for example, are trusts established for children and grandchildren by individuals who selected Tri-Continental because of its long-term investment record and because of confidence that the Corporation will continue in its present form during the lifetime of their beneficiaries and beyond. Your Directors do not believe that committing your Corporation to a momentarily fashionable investment style after almost 70 years would be in the interests of these or other long-term investors.

    In this regard, Stockholders should note that index funds follow the market down as well as up. With its long-term investment orientation, Tri-Continental has historically experienced less volatility than the overall market, as measured by the S&P 500. To take an extreme example, on October 19, 1987, when the S&P 500 declined by 20.4%, your Corporation's net asset value per share declined by only 17.8% and its market price declined by only 16.0%. Your Directors believe that an active management style is best suited to pursuit of the Corporation's investment objective, and that the Manager's practice of investing with a view to the longer term is an important feature for many investors.

    There are risks other than increased volatility associated with the proposed change in investment policy. First, although there are numerous mutual funds (open-end funds) that are index funds, Management is not aware of any closed-end fund that seeks merely to match the performance of a stock index. The Proponent suggests that the new investment policy might reduce the discount at which your Corporation's shares have traded in recent times. However, your Directors do not believe that the change would accomplish this. They doubt that a closed-end index fund would be attractive to investors when there are so many open-end index funds already available to choose from. Since index funds seek only to match an index, and not to outperform it, the Corporation would have little ability to compete with the open-end index funds on the basis of performance, and its particular investment objective and policies, which have made it attractive to many investors over almost 70 years, would be lost. Indeed, since there are no closed-end index funds whose experiences may be studied, management believes that converting the Corporation to an index fund would be a dangerous and irresponsible gamble that would be as likely to widen as to narrow the current discount to net asset value.

    Finally, Stockholders should be cognizant of the expense and the potentially unfavorable tax consequences that the Corporation (and thus its Stockholders) would incur if it were to change its investment policy in the radical way contemplated by this Proposal. In particular, if the Corporation were to become an index fund, it would be required to liquidate a large portion of its current portfolio positions in order to align its portfolio with the S&P 500. Not only would your Corporation be forced to dispose of hundreds of positions (including attractive foreign securities, positions in numerous smaller companies considered to have attractive investment qualities and the holdings of the Tri-Continental Financial Division), but it would be forced to acquire positions (in some cases, very large positions) in companies currently deemed by the Manager to be unattractive from a fundamental investment point of view. Moreover, your Corporation would realize substantial capital gains as a result of some sales, and it would be required under applicable Internal Revenue Code requirements to distribute these gains to its Stockholders, thereby reducing your Corporation's asset base (to the extent the distribution is not taken in shares) and increasing Stockholders' personal tax liability.

    Your Directors believe that longer term Stockholder interests have been well served by the Corporation's investment objective and polices, and that requiring the Corporation to mimic the S&P 500 rather than pursue its objective in light of investment consideration and changing market conditions would be a great disservice to the Corporation and its long-term Stockholders for the reasons discussed above. For all of these reasons, your Directors recommend that you vote AGAINST this proposal in order to assure that the Corporation will always have the flexibility to be "an investment you can live with."

      This proposal will not be adopted unless the votes cast in favor of such proposal exceed the votes cast against it. Abstentions and broker non-votes will not be counted as either for or against the proposal. If not otherwise specified, Proxies will be voted AGAINST approval of the proposal. The adoption of the proposal would not in itself result in any action, but would simply amount to a request for action by the Board.

    Your Directors believe that your vote AGAINST this proposal will be in the best interests of the Corporation and its Stockholders.

                                 ---------------

    The Management knows of no other matters which are to be brought before the Meeting. However, if any other matters come before the Meeting, it is intended that the persons named in the enclosed form of Proxy, or their substitutes, will vote the Proxy in accordance with their judgment on such matters.

    Notice is hereby given that any Stockholder proposal that may properly be included in the proxy solicitation material for the next Annual Meeting, now scheduled for May 1998, must be received by the Corporation no later than December 15, 1997.


                                   E. EXPENSES
                                   -----------

    The Corporation will bear the cost of soliciting Proxies. In addition to the use of the mails, Proxies may be solicited personally or by telephone or telegraph by Directors, officers and employees of the Corporation, the Manager, Seligman Financial Services, Inc., Seligman Services, Inc. and Seligman Data Corp., and the Corporation may reimburse persons holding shares in their names or names of their nominees for their expenses in sending solicitation material to their principals. The Corporation has engaged Morrow & Co., Inc., 909 Third Avenue, New York, N.Y. 10022-4799 to assist in soliciting for a fee of $4,000 plus expenses.


                                 By order of the Board of Directors,

                                             /s/ Frank J Nasta
                                             ----------------
                                                 Frank J Nasta

                                                    Secretary

                                   -----------

    IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. ALL STOCKHOLDERS, INCLUDING THOSE WHO EXPECT TO ATTEND THE MEETING, ARE URGED TO DATE, FILL IN, SIGN AND MAIL THE ENCLOSED FORM OF PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. A PROXY IS NOT REQUIRED FOR ADMISSION TO THE MEETING.

                           TRI-CONTINENTAL CORPORATION
                                   MANAGED BY
                                     [LOGO]
                             J. & W. SELIGMAN & CO.
                                  INCORPORATED
                        INVESTMENT MANAGERS AND ADVISORS
                                ESTABLISHED 1864
                       100 PARK AVENUE, NEW YORK, NY 10017


                                                                 Tri-Continental
                                                                     Corporation

Notice of Annual Meeting
            of Stockholders
            and
            Proxy Statement



==============================================================================
  Time:     May 15, 1997
       10:00 A.M.
==============================================================================
  Place:    World Trade Center
            Commonwealth Pier
            164 Northern Avenue
            Boston, Massachusetts 02210

--------------------------------------------------------------------------------
 Please date, fill in and sign the enclosed form of Proxy and mail it in the enclosed return envelope which requires no postage if mailed in the United States.
--------------------------------------------------------------------------------

 [LOGO]

PROXY                   TRI-CONTINENTAL CORPORATION                      COMMON
                       100 Park Avenue, New York, NY 10017

The undersigned, revoking previous proxies, acknowledges receipt of the Notice of Meeting and Proxy Statement for the Annual Meeting of Stockholders of TRI-CONTINENTAL CORPORATION to be held May 15, 1997 and appoints JOHN E. MEROW, WILLIAM C. MORRIS and BRIAN T. ZINO (and each of them) proxies, with power of substitution to attend the Annual Meeting (and any adjournments thereof) and vote all shares the undersigned is entitled to vote upon the matters indicated and on any other business that may properly come before the Meeting.

This proxy when properly executed will be voted in the manner directed by the undersigned. If no instructions are given, your proxies will vote FOR the election of the nominees of the Board of Directors and FOR proposals 2 and 3 and AGAINST Proposals 4, 5, 6, 7 and 8.

THE SOLICITATION OF THIS PROXY IS MADE ON BEHALF OF THE BOARD OF DIRECTORS

--------------------------------------------------------------------------
       To vote for all items AS RECOMMENDED BY THE
 / /   BOARD OF DIRECTORS, mark this box, sign, date and
       return this proxy. (NO ADDITIONAL VOTE IS NECESSARY.)
--------------------------------------------------------------------------


--------------------------------------------------------------------------
  THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR EACH OF THE
  NOMINEES AND FOR PROPOSALS 2 AND 3
--------------------------------------------------------------------------

1.  ELECTION OF DIRECTORS
    NOMINEES: John R. Galvin, William C. Morris, James Q. Riordan,
              Richard R. Schmaltz, Robert L. Shafer and Brian T. Zino
    / / FOR           / / WITHHOLD       / / WITHHOLDING AUTHORITY
        all nominees      all nominees       for individual nominees listed
                                             below

    ----------------------------------------------------------------------

2.  Ratification of the selection of Deloitte & Touche LLP as Auditors
    / / FOR           / / AGAINST        / / ABSTAIN


3. Approval of amendment to the Charter to increase the authorized shares of Common Stock
    / / FOR           / / AGAINST        / / ABSTAIN

YOUR VOTE IS IMPORTANT. COMPLETE, SIGN ON REVERSE SIDE AND RETURN THIS CARD AS SOON AS POSSIBLE. MARK EACH VOTE WITH AN X IN THE BOX.

--------------------------------------------------------------------------
          THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE AGAINST
                        PROPOSALS 4, 5, 6, 7 AND 8
--------------------------------------------------------------------------

4.  Stockholder Proposal relating        FOR / /    AGAINST / /    ABSTAIN / /
    to limitations on the issuance
    of new shares

5.  Stockholder Proposal relating        FOR / /    AGAINST / /    ABSTAIN / /
    to share repurchase program

6.  Stockholder Proposal relating to     FOR / /    AGAINST / /    ABSTAIN / /
    conversion from a closed-end fund
    to an open-end fund

7.  Stockholder Proposal imposing        FOR / /    AGAINST / /    ABSTAIN / /
    additional qualification
    requirements on potential Directors

8.  Stockholder Proposal relating to     FOR / /    AGAINST / /    ABSTAIN / /
    conversion to an index fund

             DATED --------------------------------------------------, 1997

             --------------------------------------------------------------
             Signature

             --------------------------------------------------------------
             Signature (if jointly held)

             Please sign exactly as your name(s) appear(s) on this proxy. Only one signature is required in case of a joint account. When signing in a representative capacity, please give title.

YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, SIGN AND RETURN THIS CARD AS SOON AS POSSIBLE. MARK EACH VOTE WITH AN X IN THE BOX.

PROXY                   TRI-CONTINENTAL CORPORATION                  PREFERRED
                       100 Park Avenue, New York, NY 10017

The undersigned, revoking previous proxies, acknowledges receipt of the Notice of Meeting and Proxy Statement for the Annual Meeting of Stockholders of TRI-CONTINENTAL CORPORATION to be held May 15, 1997 and appoints JOHN E. MEROW, WILLIAM C. MORRIS and BRIAN T. ZINO (and each of them) proxies, with power of substitution to attend the Annual Meeting (and any adjournments thereof) and vote all shares the undersigned is entitled to vote upon the matters indicated and on any other business that may properly come before the Meeting.

This proxy when properly executed will be voted in the manner directed by the undersigned. If no instructions are given, your proxies will vote FOR the election of the nominees of the Board of Directors and FOR proposals 2 and 3 and AGAINST Proposals 4, 5, 6, 7 and 8.

THE SOLICITATION OF THIS PROXY IS MADE ON BEHALF OF THE BOARD OF DIRECTORS

--------------------------------------------------------------------------
       To vote for all items AS RECOMMENDED BY THE
 / /   BOARD OF DIRECTORS, mark this box, sign, date and
       return this proxy. (NO ADDITIONAL VOTE IS NECESSARY.)
--------------------------------------------------------------------------


--------------------------------------------------------------------------
  THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR EACH OF THE
  NOMINEES AND FOR PROPOSALS 2 AND 3
--------------------------------------------------------------------------

1.  ELECTION OF DIRECTORS
    NOMINEES: John R. Galvin, William C. Morris, James Q. Riordan,
              Richard R. Schmaltz, Robert L. Shafer and Brian T. Zino
    / / FOR           / / WITHHOLD       / / WITHHOLDING AUTHORITY
        all nominees      all nominees       for individual nominees listed
                                             below

    ----------------------------------------------------------------------

2.  Ratification of the selection of Deloitte & Touche LLP as Auditors
    / / FOR           / / AGAINST        / / ABSTAIN


3. Approval of amendment to the Charter to increase the authorized shares of Common Stock
    / / FOR           / / AGAINST        / / ABSTAIN

YOUR VOTE IS IMPORTANT. COMPLETE, SIGN ON REVERSE SIDE AND RETURN THIS CARD AS SOON AS POSSIBLE. MARK EACH VOTE WITH AN X IN THE BOX.

--------------------------------------------------------------------------
          THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE AGAINST
                        PROPOSALS 4, 5, 6, 7 AND 8
--------------------------------------------------------------------------

4.  Stockholder Proposal relating        FOR / /    AGAINST / /    ABSTAIN / /
    to limitations on the issuance
    of new shares

5.  Stockholder Proposal relating        FOR / /    AGAINST / /    ABSTAIN / /
    to share repurchase program

6.  Stockholder Proposal relating to     FOR / /    AGAINST / /    ABSTAIN / /
    conversion from a closed-end fund
    to an open-end fund

7.  Stockholder Proposal imposing        FOR / /    AGAINST / /    ABSTAIN / /
    additional qualification
    requirements on potential Directors

8.  Stockholder Proposal relating to     FOR / /    AGAINST / /    ABSTAIN / /
    conversion to an index fund

             DATED --------------------------------------------------, 1997

             --------------------------------------------------------------
             Signature

             --------------------------------------------------------------
             Signature (if jointly held)

             Please sign exactly as your name(s) appear(s) on this proxy. Only one signature is required in case of a joint account. When signing in a representative capacity, please give title.

YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, SIGN AND RETURN THIS CARD AS SOON AS POSSIBLE. MARK EACH VOTE WITH AN X IN THE BOX.